                                                                                                                                                                                                                                                                                                   Exhibit 99.1

                                 Contact: John Moran
                                  FOR IMMEDIATE RELEASE
                                   (860) 728-7062
                                    www.utc.com

UNITED TECHNOLOGIES COMMENTS ON RECENT NEWS REPORTS

FARMINGTON, Conn., Feb. 22, 2016 -- United Technologies Corp. (NYSE: UTX) today confirmed that it has previously engaged in preliminary, exploratory conversations about a range of potential collaborative options with Honeywell (NYSE: HON). However, UTC never explored these options further due to significant regulatory obstacles, customer concerns and valuation issues.

In particular, United Technologies has communicated to Honeywell that combining two of the world's largest players in the aerospace and commercial building segments would face insurmountable regulatory obstacles and strong customer opposition, and could either be blocked outright or conditioned on significant divestitures after a lengthy and disruptive review period that would destroy shareholder value.

United Technologies Board of Directors and management team continue to believe that UTC's world-class, global franchises have generated and will continue to generate significant cash flow through economic cycles, and its business segments are extremely well positioned to create long-term shareholder value.

United Technologies Corp., based in Farmington, Connecticut, provides high-technology systems and services to the building and aerospace industries.  To learn more about UTC, visit the website or follow the company on Twitter: @UTC

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements regarding transactions involving Honeywell; the plans, strategies, and objectives of UTC for future operations; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any future events will occur as anticipated, if at all, or that actual results will be as expected. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date.

UTC-IR
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